SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2014

Cross Click Media Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165692	47-1771976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8275 S. Eastern Avenue, Suite 200-661, Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 873-7992

_____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Over the course of December 30, 2014 through January 14, 2015, we issued a total of 457,177,132 shares of our common stock for the partial conversion of various convertible notes.  The issuances were exempt from registration pursuant to Rule 506 under Regulation D, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuances. The dates of the issuances and the numbers of shares issued are as follows:

Date		Shares Issued
12/30/2014	KBM Worldwide, Inc.	21,625,000
12/30/2014	WHC Capital, LLC	24,157,000
12/31/2014	LG Capital Funding, LLC	29,836,800
12/31/2014	LG Capital Funding, LLC	28,781,800
01/06/2015	JMJ Financial	29,000,000
01/06/2015	KBM Worldwide, Inc.	34,500,000
01/08/2015	KBM Worldwide, Inc.	42,833,333
01/09/2015	KBM Worldwide, Inc.	42,833,333
01/12/2015	KBM Worldwide, Inc.	42,833,333
01/12/2015	LG Capital Funding, LLC	42,267,000
01/12/2015	LG Capital Funding, LLC	42,276,200
01/13/2015	KBM Worldwide, Inc.	42,833,333
01/14/2015	Beaufort Capital, LLC	33,400,000
	Total	457,177,132

None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the purchasers. Following these issuances, there were 1,148,714,378 shares of our common stock issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cross Click Media Inc.

Date:	January __, 2015

/s/ Gary R. Gottlieb
By:	Gary R. Gottlieb
Title:	Secretary

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